TechTeam

Excellence • Agility • Integrity

Town Hall Meeting

June 2010







Agenda

- Jacobs to acquire TechTeam Government Solutions Inc. (TTGSI)
- Why?
- Who is Jacobs Engineering?
- Where and how does TTGSI fit in?
- What does this mean to TTGSI Employees?
- What about employee compensation and benefits?
- What is the impact to you?
- What are the next steps?
- Communications
- Summary
- Questions and Answers

What does the announcement mean?

TechTeam Global has signed a definitive agreement to sell TechTeam Government Solutions (TTGSI) to Jacobs Engineering Group Inc.

- Several conditions, including a vote of the TechTeam Global shareholders, have to occur before the deal can close
- All capital stock of TTGSI to transfer to Jacobs Technology upon a close of the transaction
  - estimated to be in Third Quarter of 2010
- TTGSI would become a business unit within Jacobs Technology
  - Separate segment working within a decentralized operating model
- No immediate impact on your day-to-day activities!!

Taking Care of our Customers and our Employees is the #1 Priority during this transition period

TechTeam
Excellence • Agility • Integrity

Why?

- **Why did TechTeam Global do this?**
  - Global would be able to focus on their core commercial business
  - Transaction would give them the financial capability and flexibility to invest in their market, including acquisitions
- **Why does Jacobs want this?**
  - Growth in the IT services market is a focus area
  - Would add critical new customers and capabilities
  - Would provide a significant market presence in Washington, DC area
  - TTGSI cultural emphasis matches well with Jacobs Core Values
- **Why is this good for TechTeam Government Solutions?**
  - TTGSI would get a new parent with substantial resources, a great reputation in the government space, and complementary skills that would allow us to provide more complete solutions for our customers
  - Would provide benefits for our customers and our employees
  - Would support our business development and growth strategy

What does this mean to you?

- Same people, same managers are expected to continue to deliver superior performance and services
- Would offer employees a broader base and more growth opportunities
- We would be able to bid on jobs where we haven't been able to before – this increases our probability to win larger efforts
- We would start with a larger customer base and have access to larger company resources

What about compensation and benefits?

- **Nobody's salary is expected to be reduced**
- **Comparable benefits are expected to be maintained**
  - 401(k)
  - Health/dental/vision
  - Paid Time Off Plan (PTO)
  - Life, Supplemental Life, Disability, AD&D Insurance
  - Employee Stock Purchase Plan
  - Other various optional benefits

TechTeam
Excellence • Agility • Integrity

Who is Jacobs?

- Jacobs is one of the world's largest and most diverse providers of professional technical services
  - 50,000+ employees with annual revenues exceeding $11 billion
- Full-spectrum support to industrial, commercial, and government clients across multiple markets
  - A broad array of architecture and engineering services
  - Direct construction, CM, operations & maintenance services
  - Scientific and specialty consulting services
- Ranked #1 in 2009 and #2 in 2010 in the Engineering and Construction Category of Fortune Magazines' "World's Most Admired Companies"

Core Values


Growth is an Imperative
We are Relationship Based
JACOBS
People are Our Greatest Asset

Geographic Diversity



1998
2009

Differentiators

- Relationship-based business model
- Commitment to safety
- Focus on growth
  - Organic
  - Acquisitions
- Cost discipline

TechTeam
Excellence • Agility • Integrity

Jacobs Technology

- Jacobs Technology is a wholly-owned subsidiary of Jacobs Engineering Group Inc.
- Aerospace & Defense arm of Jacobs
- Provides Advanced Technology Engineering Services to Government & Industry
- Primary office in Tullahoma, TN
- 22 operating segments (divisions)
- Commitment to Sustained Superior Performance

Jacobs Technology Government Services

- Aerospace and Defense
  - Top DoD and NASA contractor
- Environmental Engineering and Consulting
- Engineering/technical support to:
  - Air Force
  - Army
  - Navy
  - USMC
  - Special Operations
  - NASA
- High-tech O&M for testing and launch facilities
- Weapons systems integration and test and evaluation
- Design/build of advanced technical facilities and systems

TechTeam
Excellence • Agility • Integrity

Jacobs Technology Services

Test & Evaluation Engineering, Operations, and Maintenance (T&EEO&M)



Wind Tunnels, Rocket and Jet Engine Testing, Test Support Systems, Range Operations, Space Vehicle Processing Operations, Laboratories, and Chambers, Chem-Bio Systems, Flight Testing, Environmental and Nuclear Cleanup, Research, Development, and Validation

Air Force, Army, NASA, DOE

Scientific, Engineering, and Technical Services (SETS)



Space Transportation and Habitation Systems, Smart Weapons, Systems Engineering and Data Analysis, Simulation/Modeling, Acquisition Engineering, Logistics Support

NASA, Air Force, Navy, Marine Corps, DOE, Special Operations, Army

Design/Build and Operate (D/B/O) Technical Facilities



Laboratories, Test Facilities and Chambers, Wind Tunnels, Ground Test Systems and Equipment, Scientific Research Facilities, Instrumentation and Data Systems

Automotive, Air Force, Army, Army COE, DOE, Univ. of Chicago, Univ. of California, NASA, Aerospace, AFCEE

Enterprise Information Services (EIS)



Applications Development, System Support and Administration Services, Modeling and Simulation, Networks, C4ISR

Army, Special Operations, Marine Corps, Navy, Air Force, NASA, Other Government, Commercial Automotive

TechTeam
Excellence • Agility • Integrity

Jacobs Technology IT Services

- **Significant Contracts with extensive IT content**
  - Information Technology Support Services (ITSS) for **U.S. Army**
  - Program Manager Navy Marine Corps Intranet/Information Technology Infrastructure (NMCI/ITI) for **U.S. Marine Corps**
  - Enterprise Information Technology Contract (EITC) for **U.S. Special Operations Command**
  - Scientific, Technical, Administration, RDT&E Services (STARS) for **U.S. Navy**
  - Operations, Maintenance, Information Management and Support (OMIMS) for **U.S. Air Force** at Arnold Engineering Development Center
  - Enterprise Business Solutions (EBS) for **U.S. Air Force** at Wright-Patterson
- **2000+ IT Professionals supporting clients worldwide**
- **Core Competencies**
  - Network and security center design and operations
  - Specialty instrumentation, data, and control services
  - Modeling and simulation
  - Software development and maintenance

TechTeam
Excellence • Agility • Integrity

Jacobs Technology Customers

Air Force
- Materiel Command
- Research Laboratory
- Special Operations Command
- Secretary of the Air Force for Acquisition
- Center for Environmental Excellence
- Civil Engineering Support Agency

Army Aviation and Missile Command

Army Test and Evaluation Command

Army Corps of Engineers

Marine Corps Systems Command

National Air and Space Intelligence Center

Naval Air Warfare Center Weapons Division

Navy Amphibious and Expeditionary Warfare Branch

Special Operations Command

NASA Centers
- Ames
- Glenn
- Kennedy
- Stennis
- Langley
- Johnson
- Marshall
- White Sands

Department of Energy

BMW

Boeing

Chrysler

Ford Motor Company

General Motors

Honda R&D Company

Lockheed Martin

Rolls-Royce

The Universities of California and Chicago

Summary of Jacobs Strengths

- Relationship-based business model
- Diversified markets/geographies/services
- Healthy Federal business
- Focus on cost competitiveness
- Strong balance sheet

TechTeam
Excellence • Agility • Integrity

Where Does TTGSI Fit In?

- Our organization is expected to stay intact and we would become a multi-client operating division within Jacobs Technology
  - Our name would become the Jacobs Technology "**Strategic Solutions Group**"
- Multi-client center of expertise for IT system services with a focus on small to medium size enterprise/support contracts
  - Being able to draw on broader qualifications, we would be more credible bidding larger jobs, therefore accelerating our business strategy
  - Source for corporate "reachback" to support other Jacobs Technology segments
- Geographical presence would allow for greater client adjacencies/contacts in D.C. area
- Experience and capabilities would facilitate Jacobs Technology approaching large enterprise contracts

What is the impact to you?

- **TTGSI employees would become Jacobs Technology employees on the closing date.**
  - You would continue to support the same customers and work on the same contracts
  - TTGSI would maintain core operations and processes
- **You would have access to:**
  - Jacobs Online Talent System (JOLTS) to identify career growth opportunities
  - Jacobs Communities of Practice (CoPS) for access to technical expertise
- **Following closing:**
  - Transition to Jacobs' Healthcare plans, 401(k), Leave Plans (PTO) and other benefit plans with similar basic benefit profiles

What are the next steps?

- **Business as usual!**
- **Key activities have been identified to ensure a smooth transition**
  - Communications with employees and clients is a priority
  - Resources are committed to ensure business operational functionality on "Day 1" after acquisition close
- **Closing of acquisition would start the integration process**
- **TTGSI/Jacobs team will initiate review and evaluation process to identify "path forward" for business systems and processes**
  - Business Systems
  - Human Resources
  - IT Services
  - Safety Programs
  - Accounting/Finance
- **Finalize timeline and details**
  - "Open season" for benefits enrollment, etc.
  - Focus on frequent communications and updates to employees

Internal Communications

- **Initial announcement**
- **Town Hall Meetings**
  - Webex or teleconference with remote locations
- **Routine updates on key activities via e-mail**
- **Transition Website (www.jacobstechnology.com/ttgsi)**
  - Depository for all communications (press releases, briefings, routine updates)
  - Additional information on Jacobs Engineering and Jacobs Technology
  - Frequently Asked Questions (FAQs) capability
    - Submit your questions and get answers
- **Jacobs Benefits Briefings**
- **Employment Letters and Benefits Enrollment Package**

TechTeam
Excellence • Agility • Integrity

External Communications

- **We are starting to contact customers to explain the process and the benefits of this merging of capabilities**
- **Employees should refer any inquiries from media, press, or analysts directly to TechTeam's Corporate Communications Department, without comment.**
  - If you receive a call from a reporter, get their name and phone number and say "You need to speak with TechTeam's Corporate Communications Department regarding that."

TechTeam
Excellence • Agility • Integrity

Summary

- This is an exciting time; we see positive benefits now and for the future
- Integration plans are being finalized
- Customer communication continues
- Please avoid speculation and ignore the inevitable rumors
- Use the transition website to ask questions
- As we approach the date of closing you will receive information about signing up for Jacobs Technology Benefits, etc.
- Continue to show our customers why we are the best value
- Thank you for your transition support and for helping us become an even stronger company

TechTeam®

Excellence • Agility • Integrity

Questions and Answers





